UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2023

LOTTERY.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38508	81-1996183
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20808 State Hwy 71 W, Unit B, Spicewood, TX	78669
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (737) 309-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LTRY	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $11.50	LTRYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2023, the board of directors (the “Board of Directors”) of Lottery.com, Inc. (the “Company”) received the resignation of Nick Kounoupias, as an independent, outside director of the Company. Mr. Kounoupias resigned for personal reasons. On August 10, 2023, the Board of Directors accepted Mr. Kounoupias’ resignation with immediate effect.

On August 10, 2023, the Board of Directors appointed Christopher A. Gooding, an individual, as an independent member of the Board of Directors, effective immediately, as a result of Mr. Gooding’s having successfully passed a background check. Mr. Gooding is expected to be named to particular Committees of the Board of Directors at the Board’s next meeting. There are no family relationships between any director or executive officer of the Company and Mr. Gooding.

Mr. Gooding is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no agreement, arrangement or understanding pursuant to which Mr. Gooding was selected as a director. Mr. Gooding will receive consideration for his services on the Board of Directors consistent with the formal compensation policy for independent members of the Board of Directors.

Christopher A. Gooding, age 66, has been a lawyer and a partner in London law firms for over 30 years. His expertise and clients have been eclectic and broad ranging. He has particular expertise in African and the Middle Eastern countries but has acted in 132 countries over his career. He is experienced in insurance, energy, mining, commodities, power (both ‘dirty’ and green) and aviation. Separate from his legal career, Mr. Gooding has considerable experience in commerce, including having been a founding director of a major ($500m) NY hedge fund, a member of (UK) boards of directors of companies in aviation, insurance, and high-tech start-ups. He has also been a founder of various start-ups in the (green) power and aviation sectors. He has advised on both contentious and non-contentious aspects of large-scale petrochemical, engineering, leisure and infrastructure projects and joint ventures.

Mr. Gooding has also acted for governments, state governments, NOC’s and other state-owned companies, ECA’s including ECGD and Hermes, the World Bank and the Multilateral Investment Guarantee Agency, state and private insurers (he was a member of the War Risk Board of Lloyds of London), IOC’s and private companies in mining, energy, infrastructure and aviation.

Mr. Gooding holds a LLB (Hons) from Brunel University, the Guildford School of Law, and is a graduate of St. Lawrence College, Ramsgate, UK.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LOTTERY.COM, INC.

Date: August 11, 2023	By:	/s/ Matthew McGahan
	Name:	Matthew McGahan
	Title:	Interim Chief Executive Officer